 * CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CLAIMS PROCEEDS INVESTMENT AGREEMENT

Dated as of 24 February 2016

by and between

PARKERVISION, INC.

and

BRICKELL KEY INVESTMENTS LP

This CLAIMS PROCEEDS INVESTMENT AGREEMENT, dated as of 24 February 2016 (this “Agreement”), between:

•	ParkerVision, Inc., a Florida corporation, with its principal place of business at 7915 Baymeadows Way, Suite 400, Jacksonville, Florida 32256 (“PARKERVISION”); and
•	Brickell key investments lp, a Delaware limited partnership, with its principal place of business at 11 New Street, St. Peter Port, Guernsey GY1 2PF ("INVESTOR")

(each of PARKERVISION and INVESTOR is referred to herein individually, as a “Party” and, collectively, as the “Parties”).

Preamble

A.PARKERVISION  is seeking a total of $11,000,000 (Eleven Million Dollars) comprised of an initial commitment of $10,000,000 (Ten Million Dollars)(the "Initial Commitment") and a contingent commitment in the amount of $1,000,000 (One Million Dollars) (the "Contingent Commitment" and, together with the Initial Commitment, the "Commitment") to fund certain Claims relating to one or more Scheduled Patents as more fully described in Schedule A;

B.INVESTOR invests directly and indirectly in [*];

C.INVESTOR is prepared to make the Investment (as hereinafter defined) and, in consideration therefore, PARKERVISION is prepared to assign to INVESTOR the Patent Assets Proceeds (as hereinafter defined) subject to the terms and conditions set forth herein.

D.The Parties do not intend to waive any attorney-client privilege or any immunities from discoverability of attorney work product or other privileged materials or communications.  The Parties believe they have common interests in the pursuit of the Claims.

NOW THEREFORE, for good and valuable consideration, it is agreed as follows:

1.DEFINITIONS AND INTERPRETATION

1.1Definitions.   In this Agreement the following terms shall have the meanings given below:

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person.

“Assigned Rights” has the meaning set forth in Section 3.1.

 “Attorney Engagement Agreement” means the Engagement Agreement between an Attorney and PARKERVISION related to the Claims.

“Attorneys” means McKool, Mintz and all other attorneys retained by PARKERVISION for prosecuting the Claims.

 “Authorization” means an authorization, consent, approval, resolution, license, exemption, filing, notarization or registration.

“Authorized” means authorized by any and all action or Authorization required to make the action contemplated thereby legally binding on a Party.

 “Business Day” means any day, excluding Saturday, Sunday, any day which is a legal holiday in New York, New York or a day on which banking institutions in such jurisdiction is authorized or required by law or other governmental action to close.

“Claims Costs and Expenses” as used in this Agreement means costs, expenses and disbursements directly related to the Claims, including (without limitation) [*].

"Claims" means the cases and claims referenced in Schedule A asserted or to be asserted by PARKERVISION, or any of its affiliates or by special purpose vehicle(s) against alleged infringers including, but not limited to, [*].

"Claims Proceeds Account" means the client trust account in the name of PARKERVISION under the control of an Attorney designated for the purposes of receiving and holding the Scheduled Patents Proceeds and the Patent Asset Proceeds pursuant to Section 3.2 and to be operated in accordance with such section.

“Closing” means the closing of the transactions contemplated hereby pursuant to Section 5.2.

“Closing Date” means the date on which each of the conditions set forth in Sections 5.1 and 5.2 of this Agreement is satisfied or waived by the applicable Party.

"Commitment" has the meaning set forth in Preamble A.

"Contingent Commitment" has the meaning set forth in Preamble A.  [*]

“Default” means any event or circumstance specified in Section 8 (Events of Default) that would (with the expiration of a grace period or the giving of notice) become an Event of Default.  A Default is “continuing” if it has not been remedied or waived.

"Defendant" means any of the defendants that is the subject of the Claims.

“Disputes” has the meaning set forth in Section 9.3.

“Dollar” or “$” means United States Dollars.

“Funding Documents” means, collectively, this Agreement, the Perfection Documents, the Subordination Agreement and any other document contemplated by this Agreement.

"Initial Commitment" has the meaning set forth in Preamble A.

“INVESTOR” mean Brickell Key Investments LP, as set forth in the Preamble.

[*]

“Investment” has the meaning set forth in Section 2.1.

[*]

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business or properties of the Party in question and its Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Party in question to perform any of its obligations under any material provision of any Funding Document, or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Party in question of any material provision of any Funding Document.

"McKool" means McKool Smith, a professional corporation.

"Minimum Return" has the meaning set forth in Section 3.3(a).

"Mintz" means Mintz Levin Cohn Ferris Glovsky and Popeo PC.

[*]

“Party” and “Parties” have the respective meanings set forth in the third introductory paragraph of this Agreement.

"Patent Assets" means those patents and Pending Patent Applications set forth in Schedule B.

"Patent Assets Proceeds" means [*].  For the avoidance of doubt, Patent Assets Proceeds shall be payable to INVESTOR only when received by PARKERVISION or any of its Affiliates or Attorneys.

"Pending Patent Applications" means any patent application, U.S. or foreign, that has been filed but not yet issued as a patent, including but not limited to, any provisional or nonprovisional (utility) application, including any continuations, continuations-in-part, divisionals, reissues, refilings, PCTs, or equivalent applications.

“Perfection Documents” means those documents required to perfect the security interests provided for in Section 4 of this Agreement under the laws of Florida and all other jurisdictions in which PARKERVISION has property or assets including, but not limited, those Perfection Documents listed in Annex E.

“Person” means any individual, firm, company, corporation, partnership, limited liability company, government, state or agency of a state or any association, trust, joint venture or consortium (whether or not having separate legal personality).

"Proceeds" means any or all of the Scheduled Patents Proceeds and the Patent Assets Proceeds.

 “Scheduled Patents Proceeds”  means [*].    For the avoidance of doubt, Scheduled Patents Proceeds shall be payable to INVESTOR only when received by PARKERVISION or any of its Affiliates or Attorneys.

"Scheduled Patents" means those patents and Pending Patent Applications set forth in Schedule A.

“Rights” means, with respect to any Person, such Person’s rights, titles, claims, options, powers, privileges and interests.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any Person or any other agreement or arrangement having a similar effect.

"Security Interest" has the meaning set forth in Section 4.1.

"Subordination Agreement" mean that certain Subordination Agreement entered into between PARKERVISION and [*] of even date herewith.

“Taxes” means any foreign, federal, state, local, municipal or other governmental taxes, duties, levies, fees, excises or tariffs, arising as a result of or in connection with any amounts or property received or paid under this Agreement, including, without limitation: (i) any state or local sales or use taxes; (ii) any import, value-added or consumption tax; (iii) any business transfer tax; (iv) any taxes imposed or based on or with respect to or measured by any net or gross income or receipts of any of the Parties; (v) any withholding or franchise taxes, taxes on doing business, gross receipts taxes or capital stock or property taxes; or (vi) any other tax now or hereafter imposed by any governmental or taxing authority on any aspect of this Agreement, the Proceeds, the Investment or the Assigned Rights, and “pre-Tax” shall mean before the deduction of any of the foregoing.  Taxes shall also include any interest or penalties imposed on or with respect to the foregoing.

"Warrants" mean those warrants to be issued in conjunction with the Investment substantially in the form attached hereto as Annex F

1.2Construction.   Unless a contrary indication appears, the following shall apply in this Agreement:

(a)A reference to this “Agreement” or to any other agreement or document refers to this Agreement or such other agreement or document, together with all annexes, exhibits and schedules hereto or thereto and all documents expressly incorporated herein or therein by reference, and such shall be a reference to this Agreement or such other agreement or document as amended, extended, modified, novated, restated or supplemented from time to time.

(b)A term used in any other agreement or document referred to herein or in any notice given under or in connection with this Agreement or any other agreement or document has the same meaning in such other agreement, document or notice as defined in this Agreement.

(c)Article, Section and Exhibit headings are for ease of reference only.

(d)A provision of law is a reference to that provision as amended or re-enacted;

(e)A “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organization;

(f)A document expressed to be "on the approved terms" means a document, the terms, conditions and form of which have been agreed by the Parties and a copy of which has been identified as such and initialled by or on behalf of each of the Parties; and

(g)A reference to Proceeds being "received" by PARKERVISION or any of its Affiliates or special purpose vehicles or the "receipt" by PARKERVISION or any of its Affiliates or special purpose vehicles of Proceeds, includes in each case the relevant amount being paid to or to the order of PARKERVISION or any of its Affiliates or special purpose vehicles, or being set off against or otherwise reducing any obligation of PARKERVISION or any of its Affiliates or special purpose vehicles.

2.THE INVESTMENT

2.1Investment.   INVESTOR agrees, subject to the terms and conditions of this Agreement, to provide at the Closing the Initial Commitment and, in the discretion of INVESTOR, the Contingent Commitment, which, individually and collectively, shall be considered an investment in the Scheduled Patents Proceeds of the Claims (the “Investment”), [*]

[*]

2.4Matter Monitoring.   PARKERVISION agrees to provide to INVESTOR, and PARKERVISION agrees to direct Attorneys to provide to INVESTOR, [*]; provided,  however, that notwithstanding anything to the contrary contained herein, or in any other related agreement or document, in no event shall PARKERVISION be obligated to disclose any privileged information or information subject to a judicially determined protective order at any time or for any purpose.

[*]

3.PROCEEDS

3.1Assignment of an Interest in the Proceeds.   In consideration for the Investment and subject to the terms of this Agreement, PARKERVISION hereby irrevocably assigns to INVESTOR its Rights in and to the Patent Assets Proceeds and the Scheduled Patents Proceeds equal to the Minimum Return and, thereafter, its Rights in and to the Scheduled Patents Proceeds equal to the Additional Return as hereinafter defined (the “Assigned Rights”).

[*]

[*]

[*]

4.SECURITY INTEREST

4.1Security Interest.   (a) Subject to Section 4.1(b), PARKERVISION grants and assigns to INVESTOR a senior security interest in all of PARKERVISION's assets including, but not limited to, the Scheduled Patents Proceeds, the Scheduled Patents, the Claims, the Patent Assets and the Patent Assets Proceeds equal to the INVESTOR's Minimum Return, and PARKERVISION shall execute and deliver to INVESTOR at the Closing, and INVESTOR may file with necessary filing offices, the Perfection Documents for the purpose of perfecting INVESTOR's Rights in and to the Scheduled Patents Proceeds, Scheduled Patents, Claims, Patent Assets and Patent Assets Proceeds  as set forth above, and as notice to third parties that PARKERVISION has conveyed any interest it may have in or to such Scheduled Patents Proceeds, Scheduled Patents, Claims, Patent Assets and Patent Assets Proceeds (the "Security Interest").

(b)Upon INVESTOR receiving its Minimum Return, INVESTOR's Security Interest shall be released as to the Patent Assets and Patents Assets Proceeds.  For clarity, INVESTOR shall continue to have a Security Interest over the Claims, the Scheduled Patents and Scheduled Patents Proceeds until receipt in full of its Additional Return.

5.CLOSING

5.1Conditions Precedent to the Investment.  INVESTOR shall only be obligated to make the Investment if on the Closing Date:

(a)The representations and warranties of PARKERVISION contained in Section 6.1 of this Agreement shall be true and accurate in all material respects; and

(b)No Default shall have occurred and be continuing or would result from the transactions to be consummated at such time.

5.2Closing.  The obligations of the Parties hereunder shall become effective when and only when each of the following conditions is satisfied (or waived in writing by the appropriate Party):

(a)PARKERVISION shall have authorized in writing the contents and filing of the Perfection Documents;

(b)PARKERVISION and [*] shall have executed and delivered to each other the Subordination Agreement; and

(c)PARKERVISION shall have demonstrated to INVESTOR that it has contingent arrangements in place, acceptable to INVESTOR, to assure that any and all necessary fees, costs, and expenses for prosecuting the Claims can be met by PARKERVISION either through the Investment, arrangements with Attorneys or otherwise.

5.3Delivery of Investment.Subject to the satisfaction of the conditions to Closing set forth in Sections 5.1 and 5.2 and, in the case of the Contingent Commitment,  the

INVESTOR's discretion, INVESTOR shall deliver the Investment to PARKERVISION as set forth in Annex C.

6.REPRESENTATIONS, WARRANTIES AND INVESTMENT-RELATED DISCLOSURES

6.1PARKERVISION’s Representations, Warranties and Investment-Related Disclosures.   PARKERVISION makes the representations and warranties set out in this Section 6.1 to INVESTOR as of (i) the date of this Agreement and (ii) the Closing Date:

(a)Organization and Good Standing.  PARKERVISION is a corporation organized, validly existing and in good standing under the laws of Florida, and is Authorized to conduct business in Florida and all other jurisdictions in which it conducts business or operations.

(b)Authorization and Enforceability.  PARKERVISION has the requisite power and authority to execute and deliver this Agreement and the other Funding Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by PARKERVISION of this Agreement and the other Funding Documents and the consummation of the transactions contemplated hereby and thereby have been duly Authorized by all required action on the part of PARKERVISION.

(c)Due Execution.  This Agreement and the other Funding Documents have been duly executed and delivered by PARKERVISION, and, assuming the due authorization, execution and delivery hereof and thereof by INVESTOR, and as to the Subordination Agreement, [*], they constitute the valid and legally binding obligations of PARKERVISION and [*] enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally and by general principles of equity.

(d)Litigation.  Except as is not expected to result in a Material Adverse Effect, other than the Claims, there is no claim, action, suit, proceeding, arbitration, investigation or inquiry pending before any governmental entity, or to the knowledge of PARKERVISION, threatened against PARKERVISION or any of its assets.  Except as is not expected to result in a Material Adverse Effect, there is not in existence at present and, except in connection with the Claims, PARKERVISION is not aware of the potential for any order, judgment or decree of any court or other tribunal or any agency enjoining or requiring PARKERVISION to take any action of any kind or to which PARKERVISION or its assets are subject or bound.

(e)Title to Property; Absence of Liens and Encumbrances.  As of the date of this Agreement and the Closing Date, PARKERVISION is solvent, and owns or will own and has or will have good and marketable title to the Proceeds, Claims, Scheduled Patents and Patent Assets free and clear of all liens and encumbrances or Security in favor of any Person other than INVESTOR or Attorneys pursuant to Attorney Engagement Agreements that are in form and substance reasonably acceptable to INVESTOR.  PARKERVISION owns and has good and marketable title to its other assets, free and clear of all liens and encumbrances or Security in favor of any Person other than INVESTOR.

(f)No Conflicts.  The execution, delivery and performance by PARKERVISION of this Agreement and the other Funding Documents in accordance with their respective terms do not and will not, after the giving of notice, or the lapse of time or both, or otherwise (i) conflict with, result in a breach of, or constitute a default under the charter or corporate documents of PARKERVISION or, except as is not expected to result in a Material Adverse Effect, any law, statute, ordinance, rule or regulation, or any court or administrative order or process or any contract, agreement, arrangement, commitment or plan to which PARKERVISION is a party or by which PARKERVISION or its assets are bound, (ii) require the consent, waiver, approval, permit, license, clearance or authorization of, or any declaration or filing with, any court or public agency or other public authority, or (iii) except as is not expected to result in a Material Adverse Effect, require the consent of any Person under any material agreement, arrangement, or commitment of any nature.

(g) [*]

(h)Attorney Engagement Agreements.As of the date of this Agreement and the Closing Date, each Attorney Engagement Agreement to which PARKERVISION is a party (a) is enforceable against the parties thereto in accordance with its terms, (b) has not been challenged, repudiated, terminated, cancelled or annulled by an person or party thereto  and (c) as to INVESTOR, does not prohibit, inhibit or give a priority in payment of Proceeds to any person.

(i) Other than the Scheduled Patents, Schedule B is a true, correct and complete listing of all patents and Pending Patent Applications held in the name of PARKERVISION, it Affiliates or any special purpose vehicle(s) owned directly or indirectly by PARKERVISION or any of its Affiliates.

6.2  INVESTOR's Representations and Warranties.   INVESTOR makes the representations and warranties set out in this Section 6.2 to PARKERVISION as of the date of this Agreement and the Closing Date:

(a)Organization and Good Standing.  INVESTOR is duly organized in its jurisdiction as set forth in the Preamble.

(b)Authorization and Enforceability.  INVESTOR has the requisite power and authority to execute and deliver this Agreement and the other Funding Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by INVESTOR of this Agreement and the other Funding Documents and the consummation of the transactions contemplated hereby and thereby have been duly Authorized by all required action on the part of INVESTOR.

(c)Due Execution.  This Agreement and the other Funding Documents have been duly executed and delivered by INVESTOR, as appropriate, and, assuming the due authorization, execution and delivery hereof and thereof by PARKERVISION or any other third party thereto, they constitute the valid and legally binding obligations of INVESTOR enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally and by general principles of equity.

(d)No Conflicts.  The execution, delivery and performance by INVESTOR of this Agreement and the other Funding Documents in accordance with their respective terms do not and will not, after the giving of notice, or the lapse of time or both, or otherwise (i) conflict with, result in a breach of, or constitute a default under INVESTOR's constitutive documents or any law, statute, ordinance, rule or regulation, or any court or administrative order or process or, except as is not expected to result in an Material Adverse Effect, any contract, agreement, arrangement, commitment or plan to which INVESTOR is a party or by which INVESTOR or its assets is bound, (ii) require the consent, waiver, approval, permit, license, clearance or authorization of, or any declaration or filing with, any court or public agency or other public authority, or (iii) except as is not expected to result in an Material Adverse Effect, require the consent of any Person under any material agreement, arrangement, or commitment of any nature.

(e)Litigation.There is no claim, action, suit, proceeding, arbitration, investigation or inquiry pending before any governmental entity, or to the knowledge of INVESTOR, threatened against INVESTOR, or one of its related entities, that would impact or restrict INVESTOR's ability to comply with the terms of this Agreement.  Except as is not expected to result in a Material Adverse Effect, INVESTOR is not aware of the potential for an order, judgment or decree of any court or other tribunal or any agency enjoining or requiring INVESTOR to take any action of any kind or to which INVESTOR or its assets are subject or bound.

7.COVENANTS AND TAXES

7.1 Covenants.  For so long as  any amount is outstanding or obligation of PARKERVISION is remaining under this Agreement or the other Funding Documents, PARKERVISION will (unless it has obtained prior written consent from INVESTOR to the contrary), at its sole cost and expense:

(a) obtain, comply with and use commercially reasonable efforts to do all that is necessary to remain solvent and to maintain PARKERVISION as a legal entity with all requisite Authorizations under all applicable law or jurisdictions to carry on its respective businesses in connection with the Scheduled Patents and Claims (except where the failure to maintain any such Authorization could not reasonably be expected to result in a Material Adverse Effect);

(b) prosecute, and take all necessary actions to ensure that it prosecutes (and where reasonable settlement offers are received, settles), the Scheduled Patents and Claims with all due skill and care including, without limitation, maintaining the appointment of appropriate Attorneys to act on the behalf of PARKERVISION with respect to the Claims; in this regard, PARKERVISION acknowledges and agrees that INVESTOR will not (i) direct the activities of any Attorneys or the Claims, (ii) provide any legal professional services to PARKERVISION, (iii) appear on pleadings or participate in decisions or settlement negotiations for the Claims, (iv) have an attorney-client relationship with PARKERVISION or (v) charge for any consultancy services either during the course of prosecution of the Claims or upon settlement or other Claims resolution;

(c) without the prior written consent of INVESTOR, except as set forth in Sections 2.5, not accept or agree to deploy the capital of any third party lender or capital source in 9 connection with the Claims, provided, however, that PARKERVISION may raise additional equity capital in PARKERVISION for this purpose;

(d) subject to Section 4.1(b), not allow any other Person to hold any Security or payment priority over the Claims, Proceeds, Scheduled Patents and Patent Assets or any rights thereto, without the prior written consent of INVESTOR, which consent may be withheld in the sole and absolute discretion of INVESTOR;

(e) not transfer, sell, assign or otherwise dispose of any of its Rights in or under any of the contracts or agreements relating to the Claims, Scheduled Patents or the Proceeds; or

(f) directly or through Attorneys, keep INVESTOR timely informed of material developments in the Scheduled Patents and Claims and all facts and circumstances that may affect the value of Claims, Scheduled Patents and / or Proceeds related thereto.

7.2Taxes.  (a)All Taxes shall be the financial responsibility of the Party obligated to pay such Taxes as determined by the applicable law and neither Party is or shall be liable at any time for any of the other Party’s Taxes incurred in connection with or related to amounts paid under this Agreement.  Each Party shall indemnify, defend and hold the other Party harmless from and against any Taxes owed by or assessed against the other Party that are the obligation of such Party and from any claims, causes of action, costs, expenses, reasonable attorneys’ fees, penalties, assessments and any other liabilities of any nature whatsoever related to such Taxes.

(b)No tax shall be withheld on any Proceeds payable to the INVESTOR hereunder, provided that the INVESTOR has furnished to PARKERVISION a properly executed Internal Revenue Form W-9.

(c)The Parties agree that, for United States federal income tax purposes, this Agreement, and any related agreement, shall not be construed to create or constitute (i) a partnership, joint venture, or any other agency or employment relationship between the INVESTOR and PARKERVISION or (ii) a debt instrument.

7.3Successor or Replacement Attorneys.  In the event that an Attorney withdraws from prosecuting the Claims or otherwise ceases to act as an Attorney, then PARKERVISION shall appoint successor Attorneys to act as its counsel for the Claims, provided, however, that PARKERVISION shall give INVESTOR [*] Business Days’ prior written notice of the Attorneys it proposes to appoint as successors.  PARKERVISION shall retain exclusive control to select counsel and to direct the activities of counsel.  Should such successor or replacement Attorneys be so appointed, all references to the original Attorney(s) for the Claim(s) shall, where appropriate and effective as of the date of their appointment, be deemed to be a  reference to such successor or replacement Attorneys.

8. EVENTS OF DEFAULT

8.1Events of Default.   Each of the events or circumstances set out below is an Event of Default:

(a)Non-payment.   PARKERVISION fails to pay or distribute when due any amount payable or distributable pursuant to this Agreement at the place and in the currency in which it is expressed to be payable, and such failure to pay or distribute is not remedied within 15 (fifteen) days of INVESTOR giving written notice to PARKERVISION.

(b)Other Obligations.   PARKERVISION fails to comply with any provision of the Funding Documents (other than those referred to in subsection (a) above), and such failure to comply is not remedied within twenty (20) Business Days of INVESTOR giving written notice to PARKERVISION.

(c)Misrepresentation.  Any representation, warranty or statement made by PARKERVISION in this Agreement, in the other Funding Documents or any other document delivered by or on behalf of PARKERVISION under or in connection herewith or therewith is or proves to have been incorrect, incomplete or misleading in any material respect, and such representation, warranty or statement is not remedied by PARKERVISION within fifteen (15) days of PARKERVISION becoming aware that it is incorrect, incomplete or misleading.

(d) Insolvency.

(i)PARKERVISION is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its material financial obligations or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness;

(ii)The value of the assets of PARKERVISION (after taking into account the Investment) is less than its liabilities (after taking into account contingent and prospective liabilities); and

(iii)A moratorium is declared in respect of any indebtedness of PARKERVISION.  If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

(e) Insolvency Proceedings.   Any legal proceedings are taken in relation to:

(i)the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, liquidation, administration or reorganization (by way of voluntary arrangement, scheme of arrangement, or otherwise) of PARKERVISION;

(ii)the filing of a voluntary petition for relief under the bankruptcy provisions of any jurisdiction by PARKERVISION or the filing of an involuntary petition for relief against PARKERVISION which is not dismissed within 45 days of such filing;

(iii)a composition, compromise, assignment or arrangement with any creditor of PARKERVISION, other than in the ordinary course of business;

(iv)the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of PARKERVISION or substantially all of the assets of PARKERVISION; or

(v)enforcement of any Security having a value of at least [*] over any assets of PARKERVISION,

or any analogous procedure or step is taken in any jurisdiction.

(f)Creditors process. Any expropriation, attachment, sequestration, distress or execution or any analogous process with respect to PARKERVISION in any jurisdiction affects any material asset of PARKERVISION and is not discharged within five (5) Business Days.

(g)Incurrence of Indebtedness. PARKERVISION shall not, directly or indirectly, incur or guarantee any indebtedness, other than ordinary course indebtedness up to [*], except as may be consented to in writing by INVESTOR, such consent not to be unreasonably withheld.

8.2Rights and Remedies.   During the continuance of an Event of Default, INVESTOR may, in  its sole and absolute discretion, upon at least fifteen (15) Business Days’ written notice to PARKERVISION, do any one or more of the following:

(a)require PARKERVISION to remit to INVESTOR any balance of the Investment remaining, whether held in PARKERVISION bank accounts or in an attorney client escrow account.

(b)except as otherwise provided herein, without notice to or demand upon PARKERVISION, make such payments and do such acts, on behalf of PARKERVISION, as INVESTOR reasonably considers necessary or reasonable to protect its rights under this Agreement;

(c)except as otherwise provided herein, in addition to the foregoing, INVESTOR shall have all rights and remedies provided by law and any rights and remedies contained in any Funding Document (including without limitation enforcing its security interest in the Proceeds Claims, Scheduled Patents and Patent Assets).

8.3Special Power of Attorney.   PARKERVISION hereby appoints INVESTOR (or its respective representatives), effective upon the occurrence and during the continuance of any Event of Default referred to in Section 8.1(d) or 8.1(e), as its attorney-in-fact, with full power of substitution, to do all things and take all actions, in its own name and as attorney-in-fact for PARKERVISION, to pursue any of PARKERVISION’s Rights with respect to and/or in the Claims and to engage such legal counsel for the account of PARKERVISION, but at the cost of INVESTOR that INVESTOR shall, in its good faith judgment, deem to be in the best interests of INVESTOR and PARKERVISION.  This Special Power of Attorney shall at all times be coupled with an interest and shall survive the dissolution, insolvency or bankruptcy (as the Claims may be under the laws of any jurisdiction) of PARKERVISION.  Notwithstanding any provision in this Agreement or the other Funding Documents to the contrary, any and all Proceeds received by or on behalf of PARKERVISION on or after INVESTOR's exercise of its rights in accordance with this Section 8.3 shall be distributed to INVESTOR up to the amount of the INVESTOR’s Return.  Any costs incurred by INVESTOR pursuant to the exercise of its rights under this Section 8.3 shall be treated as part of the Investment and subject to recovery as part of the INVESTOR’s

Return.  INVESTOR shall have the right to delegate the powers provided for in this Section 8.3 to a third party.

9. GOVERNING LAW; WAIVER OF SPECIFIC DEFENSES; DISPUTES

9.1GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH [*].

9.2Specific Waivers.  PARKERVISION irrevocably waives and forever and unconditionally releases, discharges and quitclaims, any claims, counterclaims, defenses, causes of action, remedies and/or rights it or its successors in interest has or may in the future have arising from any doctrine, rule or principle of law or equity that this Agreement, or the relationships or transactions contemplated by this Agreement, (i) are against the public policy of any jurisdiction with which PARKERVISION has a connection, or (ii) are unconscionable, or (iii) constitute champerty, maintenance or any impermissible transfers or assignments of property, fees or choses in action, or (iv) violate the rules of professional ethics applicable to PARKERVISION, INVESTOR or any of their lawyers or professional advisers.

9.3Arbitrable Claims.    All actions, disputes, claims and controversies under common law, statutory law, rules of professional ethics, or in equity of any type or nature whatsoever, whether arising before or after the date of this Agreement, and directly relating to: (a) this Agreement and/or any amendments and addenda hereto, or the breach, invalidity or termination hereof; (b) any previous or subsequent agreement between INVESTOR and PARKERVISION related to the subject matter hereof; (c) any act or omission committed by INVESTOR or by any Person affiliated with INVESTOR, or by any member, employee, agent, or lawyer of INVESTOR, whether or not arising within the scope and course of employment or other contractual representation of INVESTOR (provided that such act arises under a relationship, transaction or dealing between INVESTOR and PARKERVISION); and/or (d) any act or omission committed by PARKERVISION, or by any employee, agent, partner or lawyer of PARKERVISION whether or not arising within the scope and course of employment or other contractual representation of PARKERVISION (provided that such act arises under a relationship, transaction or dealing between INVESTOR and PARKERVISION) (collectively, the “Disputes”), will be subject to and resolved by binding arbitration under these Sections 9.3 – 9.8.  The Parties agree that the arbitrators have exclusive jurisdiction, to the exclusion of any court (except as specifically provided with regard to prejudgment, provisional, or enforcement proceedings in Section 9.5), to decide all Disputes.

9.4Administrative Body.  Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under [*]. All arbitrator(s) selected will be lawyers with at least ten (10) years’ experience and be licensed to practice law in [*].  A panel of three arbitrators shall hear all claims exceeding [*], exclusive of interest, costs and lawyers’ fees.  The arbitrator(s) will decide if any inconsistency exists between the rules of the applicable arbitral forum and the arbitration provisions contained herein.  If such inconsistency exists, the arbitration provisions contained herein will control and supersede such rules.  The arbitrator shall follow the terms of this Agreement and the applicable law, including without limitation, the attorney-client privilege and the attorney work-product doctrine.  [*].

9.5Prejudgment and Provisional Remedies. Prior to appointment of the arbitrator, either Party may commence judicial proceedings only for the purpose(s) of: (i) enforcement of the arbitration provisions; (ii) obtaining appointment of arbitrator(s); (iii) preserving the status quo of the Parties pending arbitration as contemplated herein; (iv) preventing the disbursement by any Person of disputed funds; and/or (v) preserving and protecting the rights of either Party pending the outcome of the arbitration.  Any such action or remedy will not waive a Party’s right to compel arbitration of any Dispute, and any Party may also file court proceedings to have judgment entered on the arbitration award.   In any action for prejudgment or provisional relief, any court in which such relief is sought shall determine the availability of such relief without regard to any defenses that may be asserted by the other Party, and any such defenses shall be referred to the exclusive jurisdiction of the arbitrators under Section 9.3.  The Parties further agree that a court shall not defer or delay granting prejudgment or provisional relief while any such arbitration takes place.

9.6Attorneys’ Fees.  If either PARKERVISION or INVESTOR brings any other action for judicial relief with respect to any Dispute (other than those precisely described in Section 9.5), the Party bringing such action will be liable for and immediately pay all of the other Party’s costs and expenses (including attorneys’ fees) incurred to stay or dismiss such action and remove or refer such Dispute to arbitration.  If either PARKERVISION or INVESTOR brings or appeals an action to vacate or modify an arbitration award and such Party does not prevail, such Party will pay all costs and expenses, including attorneys’ fees, incurred by the other Party in defending such action.

9.7Enforcement.  Any award rendered under this Section shall not be subject to appeal and may be enforced under any and all applicable treaties and internal laws of the jurisdiction where the award-debtor is located, including without limitation under the Convention on the Recognition and Enforcement of Foreign Arbitral Awards (New York Convention).

9.8Confidentiality of Awards. All arbitration proceedings, including testimony or evidence at hearings, will be kept confidential, although any award or order rendered by the arbitrator(s) pursuant to the terms of this Agreement may be confirmed as a judgment or order in any state or federal or other national court of competent jurisdiction where proceedings are necessary or appropriate to enforce any award or order. This Agreement concerns transactions involving commerce among the several states and foreign countries.

9.9Survival After Termination.  The provisions of this Section 9 will survive the termination of this Agreement.

10.MISCELLANEOUS

10.1   Entire Agreement and Amendments.  This Agreement and the other Funding Documents constitute the entire agreement between the Parties with respect to the matters covered herein and supersede all prior agreements, promises, representations, warranties, statements, and understandings with respect to the subject matter hereof as between PARKERVISION and

INVESTOR.  Each of this Agreement and the Funding Documents are fully enforceable in accordance with their terms.  This Agreement may not be amended, altered, or modified except by an amendment or supplement to this Agreement executed by all Parties hereto.

10.2Partial Invalidity; Severability.   If, at any time, any provision of this Agreement or of the other Funding Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provisions under the law of any other jurisdiction will in any way be affected or impaired.

10.3Remedies and Waivers.   No failure to exercise, nor any delay in exercising, on the part of INVESTOR or PARKERVISION, of any right or remedy under this Agreement or the other Funding Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.  No provision of this Agreement may be waived except in a writing signed by the party granting such waiver.

10.4Assignment.This Agreement shall inure to the benefit of, and be binding upon the respective successors and assigns of the Parties.  Neither PARKERVISION nor INVESTOR shall assign or delegate its rights or obligations under this Agreement or the other Funding Documents without the prior written consent of the other Party; provided,  however, that, in connection with an eventual syndication by INVESTOR of its rights to potential proceeds from its portfolio of claims, including the Proceeds hereunder, INVESTOR may assign or transfer to a third party all or part of its interest in (i) the Proceeds under this Agreement, (ii) its share of any and all recoveries associated with the Scheduled Patents and / or Claims and / or Patent Assets and (iii) any other rights, licenses or obligations hereunder; provided, further however, that the third party assignee or transferee shall not be deemed a client of the Attorneys, shall not have any control over the Claims, shall not become a party to the Claims and shall not have any access to information in respect of the Claims that is privileged or otherwise judicially protected.  Notwithstanding the above, INVESTOR may assign, in whole or in part and without the consent of PARKERVISION or any other Person, the rights, benefits and obligations of this Agreement to another pooled investment vehicle managed by Juridica Asset Management Limited, a Guernsey company.

10.5Confidentiality.

(a)INVESTOR hereby agrees that, without the prior written consent of PARKERVISION, INVESTOR will not disclose, and will direct INVESTOR's representatives (including, without limitation, INVESTOR's outside counsel) not to disclose, to any person either the fact that this Agreement has been made, or any of the parties, terms, conditions or other facts with respect to this Agreement, or any of the information provided by PARKERVISION or any Attorney to INVESTOR pursuant to this Agreement (collectively, the “Confidential Information”).

(b)INVESTOR further agrees that none of the Confidential Information shall be disclosed to any person or entity; provided, however, that any of such information may be disclosed by INVESTOR and / or PARKERVISION (A) to INVESTOR's representatives so long as such representatives are informed of the nature of this Agreement and agree to abide by the terms of the same; (B) to the extent INVESTOR and / or PARKERVISION is legally required to do so, to government agencies, regulatory bodies or representatives thereof, courts, arbitral tribunals or pursuant to legal process, provided that (I) the non-disclosing Party is provided prior notice as soon as reasonably practical upon disclosing Party's learning of any request and opportunity to contest such request, (II) PARKERVISION or INVESTORS, as the case may be, is provided an opportunity to seek a protective order or other remedy with respect to the disclosure, including without limitation, to ensure that such Confidential Information as is required to be disclosed is afforded confidential treatment, (III) the disclosing Party shall use commercially reasonable efforts to cooperate with the non-disclosing Party in obtaining a protective order or other remedy with respect to such disclosure, and (IV) in the event a protective order or other remedy is not obtained, INVESTOR or PARKERVISION, as the case may be, shall use commercially reasonably efforts to assure the non-disclosing Party that the disclosing Party or its representatives will only furnish that portion of the Confidential Information that is legally required to be disclosed, or (C) if the non-disclosing Party consents in writing to such disclosure before any such disclosure has taken place.

(c)  Notwithstanding anything in this Agreement to the contrary, including the provisions of Sections 10.5(a) and 10.5(b), the Parties agree that PARKERVISION may make such filings and disclosures of Confidential Information as it determines, upon advice of counsel, are required by federal and state securities laws and stock exchange rules applicable to PARKERVISION, including without limitation, the United States Securities Exchange Act of 1934, as amended (collectively, “Securities Laws”), provided that PARKERVISION will use reasonable efforts to seek confidential treatment for Confidential Information that  PARKERVISION determines, upon advice of counsel, is permitted to be obtained under the Securities Laws. The Parties agree that promptly following the execution of this Agreement PARKERVISION will issue a press release and within four (4) business days following the execution of this Agreement, PARKERVISION will file with the United States Securities and Exchange Commission a Current Report on  Form 8-K (“Form 8-K”) disclosing the execution of this Agreement and other disclosures required by the Securities Laws.  PARKERVISION will provide copies of the press release and the Form 8-K to INVESTOR for INVESTOR’s review in advance of PARKERVISION’s issuance of the press release and filing of the Form 8-K.

10.6Notices.

(a)All notices, reports and other communications required or permitted under this Agreement shall be in writing. They shall be delivered by hand or sent by regular mail, courier, fax, email or other reliable means of electronic communication to the Parties at their addresses indicated below or at such other address as may be specified hereafter in writing by any of the Parties to the other Party in accordance with this Section 10.6.

If to PARKERVISION:
ParkerVision, Inc.
7915 Baymeadows Way
Suite 400
Jacksonville, Florida 32256
Attention: CFO
Email:	cpoehlman@parkervision.com
jparker@parkervision.com

With a copy to:
Graubard Miller
The Chrysler Building
405 Lexington Avenue, 11th Floor
New York, New York 10174-1901
Attention: David Miller
Email:	plucido@graubard.com
dmiller@graubard.com

If to BKI:
Brickell Key Investments LP
11 New Street
St. Peter Port
Guernsey GY1 2PF
[*]

With a copy to:
Juridica Asset Management Limited
11 New Street
St. Peter Port
Guernsey GY1 2PF
[*]

and

Juridica Asset Management (US) Inc.
18 Broad Street
Suite 201D
Charleston, SC 29401
U.S.A.
[*]

and

Akerman LLP
750 9th Street, N.W.
Suite 750
Washington, D.C. 20001
U.S.A.
[*]

(b)Any notice, report or other communication hereunder shall be deemed to have been delivered and received (i) on the date delivered, if delivered personally by hand or sent by courier, (ii) on the date sent, if sent by fax, email or other form of electronic communication, and (iii) five (5) Business Days after mailing, if placed in the US mail or Guernsey mail, as the Claims may be, by registered or certified mail, first class postage prepaid, with a request for a confirmation of delivery.

(c) Any notice, report or other communication sent under Sections 8 or 9 that is sent by fax, email or other electronic communication must be confirmed by sending a hard paper copy thereof to the recipient in accordance with subsection (a) above, provided, the effective date of such notice, report or other communication shall be as specified in subsection (b) above.  If the recipient actually received the fax, email or other electronic form of a notice, report or other communication, then the notice, report or other communication shall be deemed to have been given and delivered even if sender fails to send a hard copy as called for in this subsection.

10.7Counterparts.  This Agreement may be executed in counterparts which, when read together, shall constitute a single instrument, and this has the same effect as if the signatures on the counterparts were on a single copy hereof.  A composite copy of this Agreement may be compiled comprising a single copy of the text of this Agreement and one or more copies of the signature pages containing collectively the signatures of all Parties.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have caused their duly Authorized representatives to execute this Agreement effective as of the date first set forth above.

PARKERVISION, INC.

By:
Name:	Cynthia L. Poehlman
Title:	Chief Financial Officer

BRICKELL KEY INVESTMENTS LP

By:
Name:
Title:	Director for and on behalf of Brickell Key Partners GP Limited, as General Partner of Brickell Key Investments LP